Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33481 and Form S-8 No. 333-167406) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan of our report dated June 28, 2017, with respect to the financial statements and supplemental schedules of the Nordson Hourly-Rated Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2016 and 2015.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

June 28, 2017